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                                                                     EXHIBIT 5.1


                                 April 15, 1998


Xylan Corporation
26707 West Agoura Road
Calabasas, CA  91302

     Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration
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Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on April 16, 1998 in connection with the registration under the
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Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares of
Common Stock reserved for issuance under the Xylan Corporation 1996 Stock Plan and 1,000,000 shares reserved for issuance under the Xylan Corporation 1998 Employee Stock Option Plan (collectively the "Shares"). As your counsel in
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connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated under the Plans or by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                         Very truly yours,

                                         VENTURE LAW GROUP
                                         A Professional Corporation

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